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                                2,000,000 Shares

                                  Common Stock

                                DEALER AGREEMENT
                                ----------------


Auerbach, Pollak & Richardson, Inc.
450 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

         We acknowledge receipt of the Prospectus dated ______ __, 1999 (the "Prospectus") relating to the offering of 2,000,000 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), of Infinite Technology Group Ltd., a New York corporation (the "Company").

         We understand that you are offering a portion of the Shares for sale to certain securities dealers who enter into an agreement with you in this form at the public offering price of $____ per Share, less a selling concession of $0.___ per Share.

         We hereby agree with you as follows with respect to any purchase of the Shares from you or from any dealer at a concession from the public offering price.

         In purchasing Shares, we will rely only on the Prospectus and on no other statements whatsoever, written or oral.

         1. Public Offering, Trading. The Shares purchased by us at a concession from the public offering price shall be promptly offered to the public upon the terms set forth in the Prospectus or for sale at a concession not in excess of $0.____ per Share to (i) you or to any other member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") who enters into an agreement with you in this form and (ii) foreign dealers not eligible for membership in the NASD who enter into an agreement with you in this form.

         We agree that except with your consent and except as provided herein we will not, prior to the termination of this Agreement, bid for, purchase or sell, directly or indirectly, for our own account, in the open market or otherwise, or attempt to induce others to bid for, purchase or sell, either before or after the sale of the Shares, and either for long or short account, any Shares or other shares of Common Stock of the Company, and prior to the completion (as defined in Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of our participation in the distribution, we will otherwise comply with said Regulation M. Nothing contained in this Section 1 shall prohibit us from acting as broker or agent in the execution of unsolicited orders of customers for the purchase or sale of any securities of the Company.









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         We agree to advise you from time to time upon request, prior to the termination of this Agreement, of the number of Shares remaining unsold which were purchased by us from you or from any other dealer at a concession from the public offering price and, on your request, we will resell to you any such Shares remaining unsold at the purchase price thereof if, in your opinion, such Shares are needed to make delivery against sales made to others.

         If, prior to the termination of this Agreement (or prior to such earlier date as you may have determined), you purchase or contract to purchase for your account in the open market or otherwise any Shares which were purchased by us from you or from any other dealer at a concession from the public offering price, or any Shares which may have been issued in exchange for such Shares, we authorize you either to charge our account with an amount equal to the selling concession with respect thereto, which amount shall be credited against the cost of such Shares, or to require us to repurchase such Shares at a price equal to the total cost of such purchase, including commissions, if any, and transfer taxes on the redelivery thereof.

         2. Delivery and Payment. If we purchase any Shares from you hereunder, we agree that such purchases will be evidenced by your written confirmation and will be subject to the terms and conditions set forth in the confirmation and in the Prospectus.

         We agree that delivery of any Shares purchased by us shall be made through the facilities of The Depository Trust Company if we are a member thereof, unless we are otherwise notified by you in your discretion. If we are not a member of The Depository Trust Company, such delivery shall be made through a correspondent who is such a member, if we shall have furnished instructions to you (in connection with the purchase of Shares) naming such correspondent, unless we are otherwise notified by you in your discretion.

         Shares purchased by us from you hereunder shall be paid for in full at the public offering price stated above, or, if you shall so advise us, at such price less the applicable concession, at the office of Auerbach, Pollak & Richardson, Inc.,450 Park Avenue, New York, New York 10022, at such time and on such date as you may advise us, by wire transfer payable in New York Clearing House (same day) funds to the order of Auerbach, Pollak & Richardson, Inc. against delivery of the Shares. If we are called upon to pay the public offering price for the Shares purchased by us, the applicable concession will be paid to us, less any amounts charged to our account pursuant to Section 1 above, after termination of this Agreement.

         3. Termination. You will advise us of the date and time of termination of this Agreement or of any designated provisions hereof. Unless sooner terminated by you, this Agreement shall, in any event, either terminate 45 days from the date of the commencement of the public offering of the Shares or 30 days from the date on which any Shares are purchased pursuant to the over-allotment option granted to you, whichever is later.

         4. Representations and Agreements. We represent that we are actually engaged in

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the investment banking or securities business and we are either a member in good standing of the NASD or, if not such a member, a foreign dealer, bank or institution not eligible for membership. If we are such a member, we agree that in making sales of the Shares we will comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding under NASD Conduct Rule IM-2110-1 and Rule 2740 of the NASD Conduct Rules. If we are such a foreign dealer, bank or institution, we agree not to offer or sell any Shares in the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein, except through you and in making sales of Shares outside the United States of America we agree to comply, as though we were a member, with all applicable rules of the NASD, including, without limitation, such Interpretation and Rules 2730, 2740 and 2750 of the NASD Conduct Rules and to comply with Rule 2420 of such NASD Conduct Rules as it applies to non-NASD member brokers or dealers in a foreign country.

         We represent that neither we nor any of our directors, officers, partners or "persons associated with" us (as defined in the By-Laws of the NASD) nor, to our knowledge, any "related person" (as defined in the By-Laws of the NASD, which definition includes counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any other persons associated with or related to any of the foregoing) of any broker-dealer (i) within the last eighteen months has purchased in private transactions, or intends before, at or within six months after the commencement of the public offering of the Shares, to purchase in private transactions, any securities (including warrants or options) of the Company, its parent (if any), any guarantor or insurer of the Shares or any subsidiary of any of the foregoing or
(ii) within the last twelve months had any dealings with the Company, any guarantor or insurer of the Shares, any seller other than the foregoing or any subsidiary or controlling person of any of the foregoing (other than in connection with the syndicate agreements relating to this offering) as to which documents or information are required to be filed with the NASD pursuant to its Interpretation with Respect to Review of Corporate Financing.

         5. Miscellaneous. We will not give any information or make any representations not contained in the Prospectus, or act as agent for the Company or you.

         We agree that you have full authority to take such action as you may deem to be advisable in respect to all matters pertaining to the offering of the Shares. You shall not be under any liability to us except for lack of good faith or for obligations expressly assumed by you in this Agreement.

         You shall provide us with such number of copies of each preliminary prospectus, the Prospectus and any supplement thereto as we may reasonably request for the purposes contemplated by the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, and the applicable rules and regulations of the Securities and Exchange Commission thereunder. We represent that we are familiar with Securities Act Release No. 4968 and with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that we will comply therewith. We agree to keep an accurate record of

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our distribution (including dates, number of copies and persons to whom sent) of copies of the Prospectus or any preliminary prospectus (or any amendment or supplement to the Prospectus or any preliminary prospectus), and, promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished. We agree to furnish to persons who receive a confirmation of a sale a copy of the Prospectus filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act.

         All communications to you relating to the subject matter of this Agreement shall be addressed to Auerbach, Pollak & Richardson, Inc., 450 Park Avenue, New York, New York 10022, Attention: Michael P. Considine, and any notices to us shall be deemed to have been duly given if mailed, telexed or telegraphed to us at the address shown below.

         Neither you nor any of the Underwriters shall have any responsibility or obligation with respect to the right of any dealer to sell Shares in any jurisdiction, notwithstanding any information you may furnish in that connection.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to choice of law or conflicts of law principles thereof, and we hereby submit to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court of the Southern District of New York.

                             Very truly yours,

                             ------------------------
                             ------------------------
                             ------------------------
                             (Please type or print name and address)


                             By:
                                ---------------------
                                   Name:
                                   Title:

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